                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K SB


                                 CURRENT REPORT
     Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest reported)     May 30, 1998
                                          --------------------------------------


                           Bio-Lok International Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                    33-24566-A                  63-0317138
--------------------------------------------------------------------------------
State or other jurisdiction         (Commission                (IRS Employer
   Of incorporation)                file number)            Identification No.)


                312 S. Military Trail, Deerfield Beach, FL 33442
--------------------------------------------------------------------------------
                    (Address of Principal executive offices)


Registrant's telephone number, including area code     (954) 698-9998
                                                  ------------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Forwarded herewith are the following reports:

               10-K SB for October 31,1997 with 1997 Annual Report attached

               10-Q SB for the Quarter ended January 31, 1998

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                Bio-Lok International Inc.
                                             -----------------------------------
                                                        (Registrant)


Date: May 30, 1998                                /s/  Ingo K. Kozak, VP
                                             -----------------------------------
                                                        (Signature)*

                                  FORM 10-K SB
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                  REPORT PURSUANT TO SECTION 12 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934.

                   For the fiscal Year ending OCTOBER 31, 1997

                                       OR

              Transition Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

              For the Transition period from ________ to _________

                        COMMISSION FILE NUMBER 33-24566-A

                                   ----------

                           BIO-LOK INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                            63-0317138
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)           Identification No.)

              312 S. MILITARY TRAIL, DEERFIELD BEACH, FLORIDA 33442
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 698-9998

                                   ----------

           Securities registered pursuant to Section 12(b) of the Act:


                                                   NAME OF EACH EXCHANGE
   TITLE OF EACH CLASS                              ON WHICH REGISTERED
Common Stock, $.01 par value                      Traded on the Over-the-
                                                     Counter market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                           YES  XX    NO      .
                              ------    ------

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                           YES  XX    NO      .
                              ------    ------

                                    Continued


Aggregate market value of the Registrant's voting stock held by non-affiliates, based upon the closing price of said stock per the Over-the-Counter supplemental Pink Sheets on October 31, 1997 ($.01 per share which is equal to par value) was $ 94,061.


As of October 31, 1997, the Registrant had 34,742,870 Common Stock shares outstanding, at a $.01 par value.


DOCUMENTS INCORPORATED BY REFERENCE:


Portions of the Minutes of Shareholders Meeting of Annual Meeting dated April 9, 1997, are incorporated by reference into Part I of this Report.


Portions of the Audited Statement for fiscal year ended October 31, 1997, are incorporated by reference into Part II, III, and IV of this Report.

                                     PART I

ITEM 1. BUSINESS

(A) GENERAL DEVELOPMENT OF BUSINESS

Bio-Lok International Inc. (p/k/a American BioDental Corporation) was originally organized on October 6, 1987 as Colfax, Inc., a Delaware corporation. The company had changed its name in 1988 to Minimatic Implant Technology, Inc.; in 1995 to American BioDental Corporation; and, again in August 1996 to Bio-Lok International Inc (hereinafter "Bio-Lok"). The corporation was originally established for the purpose of acquiring companies with long-term growth potential. In 1988 Colfax Inc. via a reverse merger acquired Minimatic, Inc. Minimatic, Inc. was a Florida corporation which began doing business in February 1987, was incorporated June 9, 1987, assumed and purchased all operating and manufacturing activities of Minimatic Components, Inc., was established to manufacture dental implant parts and other products as a subcontractor, and to develop its own line of dental implants with the intent to market same. Additionally, Minimatic, Inc.'s name was changed to Minimatic Implant Technology, Inc. (hereinafter "Minimatic") in 1995.

From 1987 to 1991 Bio-Lok via Minimatic developed its dental implant product line while still acting as a subcontractor for numerous entities manufacturing dental implants and blade implant products, industrial parts, etc.. Since 1991 the dominant portion of Bio-Lok and its subsidiary company's business has been directed towards its own proprietary dental implant product line and specifically the development, improvement of, and marketing/distribution of the dental implant product line.

On April 2, 1996, the Board of Directors voted and directed its officers to place the company under the protection of a Chapter XI Bankruptcy - Reorganization. Prior to this date Bio-Lok (parent company) had directed and placed its wholly owned subsidiary Minimatic Implant Technology, Inc. effective January 10, 1996 under the protection of a Chapter XI Bankruptcy. A Plan of Reorganization was approved by the Court on February 12, 1997, and on January 23, 1998, the Filing was closed and discharged.

At an August 1996 Board of Directors meeting and per Proxy issued to stockholders reference the Annual Meeting held on 7/30/96, both the stockholders and the Board approved the combining of both corporations. The corporations are in the process and will with the finalization of the Chapter XI Reorganization Bankruptcy be merged. The surviving entity is Bio-Lok International Inc. (hereinafter either or both entities "Bio-Lok" or the "Company").

(B) FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

No segmentation of business activity is completed on a financial reporting basis. Domestic and international market activity for Bio-Lok is maintained on a segregated basis only for sales results.

(C) NARRATIVE DESCRIPTION OF BUSINESS

Bio-Lok is a manufacturer of precision dental implants, related prosthetics and devices, associated tools, and irrigation drills for the dental market. Bio-Lok via predecessor entities and management has been involved in the design, development, and manufacture of dental products for over 20 years. The Company manufactures its own product line and has received 510(k) registrations from the FDA for required products sold.

Presently, the Company is completing its ISO 9001, EN 46001, MDD 93/42/EEC and CE mark certification.

The business of Bio-Lok consists of the development and management, searching for and acquiring other entities which complement the Company market activities, and the development of other products - dental orthopedic.

                           BIO-LOK INTERNATIONAL INC.


PRINCIPAL PRODUCTS, MARKETS AND DISTRIBUTION

Bio-Lok's principal products consists of a line of dental implants, their prosthetic components, tools, devices and irrigated spade drills. The dental implants are the foundation upon which natural looking teeth are placed via a sound and lasting prosthesis. Dental implants are small anchor (root form) shaped like screws or cylinders which when placed become an artificial replacement of the natural roots, are made out of bio-compatible titanium, and are placed into the maxilla and mandible of a patient. Many of the implants have various coatings or treatments (Hydroxylapatite, Titanium Plasma Sprayed, or are treated via a remedial blasted material - RBM, etc.) which are bonded to the implant to enhance the bonding and bone growth process -improve osseointegration.

Dental implant systems are placed by trained dentists, oral surgeons, periodontists, implantologists, etc.. Implants can have a high success rate if placed properly and expertly, and with proper oral care and regular dental visits have lasted as long as 20 years and may last a lifetime.

The dental products Bio-Lok manufactures and markets are as follows:

   - 3.45mm Platform   -  Micro-Lok Screw Implant 3.45mm body to head with 15mm
                          delivery mount;
                       -  Micro-Lok Cylinder Implant 3.45mm body to 4.00mm head;
   -  4.00 mm Platform -  Micro-Lok Screw Implant 3.75mm body to 4.00mm head;
                       -  Micro-Lok Screw Implant 4.00mm body to 4.00mm head;
                       -  Micro-Lok Cylinder Implant 3.3mm body to 4.00mm head;
                       -  Micro-Lok Cylinder Implant 4.0mm body to 4.00mm head;
                       -  Micro-Lok Classic Cylinder Implant 3.3mm body to
                          4.00mm head;
                       -  Micro-Lok Classic Cylinder Implant 4.0mm body to
                          4.00mm head;

   -  5.00 mm Platform -  Micro-Lok Screw Implant 4.75mm body to 5.0mm head then cuff back to 4.0mm;
                       -  Micro-Lok Screw Implant 4.75mm body to 5.0mm head;
                       -  Micro-Lok Cylinder Implant 5.0mm body to 5.0mm head;
                       - Micro-Lok Classic Cylinder Implant 5.00mm body to 5.0mm head then cuff back to 4.0mm;
                       -  Micro-Lok Classic Cylinder Implant 5.0mm body to
                          5.0mm head.

   - an extensive line of prosthetic abutments providing a practitioner ease of identifying options available for completion of any prosthesis;

   - all necessary tooling and devices for both placement of the implants and for completion of a prosthesis;

   - a large selection of four(4) fluted (longitudinal cutting surfaces) spade drills, pilot drills, fissure bur, countersinks and counterbores.

RAW MATERIALS AND FACILITIES

The material used in manufacturing the dental products is titanium alloy (ASTMB348 Grade 5 [Ti 6AL4V]), which is inert to body tissue and bone, and is an alloy which has the unique ability to form a permanent biological bond with living tissue after being placed.

As of August, 1996, Bio-Lok located and operates out of a 7,200 sq. ft. plant and office facility located in Deerfield Beach, Florida.

COMPETITION

The corporation's competition consists of a number of entities - approximately 10 major competitors and numerous minor others. The major competitors are Nobelpharma/Branemark, Paragon Implant Co., Calcitek, Steri-Oss, Implant Innovations Inc. (3I), Lifecore Biomedical, and ImplaMed, etc. Other small companies exist and sporadically enter the marketplace but are not considered competition to the company.

To compete and overcome the competitor advantages in the marketplace Bio-Lok offers a product designed and manufactured in-house; a product line which is the "State of the Art" based on today's technology - having incorporated into the system unique patented designs consisting of journals and seals which provide strength and fit to the product line, and representing a complete and broad product line. Due to these factors Bio-Lok anticipates to be able to penetrate the existing dental implant marketplace and gain market share as it completes the development and implementation of its marketing objectives.

                   OTHER INFORMATION RELATING TO THE BUSINESS

TRADEMARKS AND PATENTS.

The company has filed trademarks for the Company and its dental implant product line - logo, tradename, company name, and etc.

The company owns a number of patents. The patents were obtained by other individuals but have been fully transferred and assigned to the Company. Many of these inventions, during the development stage, had been proto-typed by company; therefore the company has full shop-rights to the patents. Patents filed to date are:

     (1) Utility Patent Application, for the dental implant system detailing the journal means;

     (2) Utility Patent Application, for the Multi-fluted (four fluted) Dental Irrigation Drill;


     (3) Design Application for Patent, for the Multi-fluted (four fluted) Dental Irrigation Drill;

     (4) A patent application for the thread design incorporated into the screw type implants;

     (5)  A patent application filed for the Analog Torque Wrench;

     (6)  A patent application filed for a Dental Implant - knurled.

RESEARCH AND DEVELOPMENT.

Product research is being completed continually on the existing product line and new ideas and concepts. New products will be and are being brought to market as clinical evaluations, studies and testing is completed. In 1997 a new Micro-Lok cylinder and a 3.45mm body screw and cylinder implant was brought to market.

ENVIRONMENTAL LAWS.

Environmental laws do not impact the company except for waste products/materials created and/or generated by manufacturing processes. These waste products are being recycled according to and in compliance with federal, state, and local environmental protection laws. Compliance by the Registrant with federal, state and local environmental protection laws has not in the past and is not expected in the future to have an effect on capital expenditures, liquidity, earnings or its competitive position.

EMPLOYEES.

At fiscal year ended October 31, 1997 the Registrant employed 20 individuals. None of the employees are affiliated with unions and the Registrant considers its relations with its employees to be good.

PROPERTIES.

Registrant owns no properties. The principal executive offices and manufacturing facility of the Registrant are located in Florida and are leased. The facilities are considered to be in good condition, fully utilized, and capacity is adequate for the needs of the business.

MISCELLANEOUS.

At the Annual Stockholders Meeting held on April 9, 1997, the Board of Directors authorized was increased from 5 to 8 member (note - the By-Laws of the Corporation authorized that up to nine (9) individuals can sit on the Board).

EXECUTIVE OFFICERS OF THE REGISTRANT.

Following is a list of the names and ages of all the Executive Officers of the Registrant, indicating all positions and offices with the Registrant held by each such person, and each such person's principal occupations or employment's during the past five years. Each such person has been elected to serve until the next annual election of officers of the Registrant scheduled for March, 1998.

         POSITIONS AND OFFICES HELD AND PRINCIPAL                            OCCUPATIONS OR EMPLOYMENT DURING
                     NAME AND AGE                                                         FIVE YEARS
         ----------------------------------------             ---------------------------------------------------------------
         Bruce L. Hollander  (59)                             Chief Executive Officer, and President effective 12/13/95;
                                                              positions held outside of the company - Director of BioLok
                                                              Partners, Inc.; President & CEO Lion Wines & Spirits, Inc.,
                                                              1992 - 1995; President & CEO B.L.Hollander & Associates, Inc.,
                                                              1982 - 1992.

         Ingo K. Kozak (56)                                   Director, CFO and Treasurer, Secretary and Vice President - Finance
                                                              effective 8/95; previously Director and Vice President - Finance effective 2/94 to 7/95; prior positions held outside of the company
                                                              - Director and President of KM Consulting, Inc. from 1987 - 1993.

At the Annual Meeting held 4/9/97 the following Directors were re-elected to the Board of Directors of the company:

         Bruno Pletscher (49)                                 Director; Presently Managing Director of PDS International Inc.
                                                              and Director of Pro-Health Limited both Nassau, Bahamas
                                                              companies; Financial Controller from 10/94 to 5/95 of Corona
                                                              Holiday Ltd.; Financial Controller and Director of Ask/Ingress
                                                              Ltd. from 1992 to 1994.

         Neil Smith (56)                                      Director; Past Co-Chairman and CFO of Express Shade,
                                                              Inc. of Greensboro, NC; past President and CEO of Florida
                                                              Orthopedics, Inc. of Miami Lakes, FL and Partner &
                                                              Director of Consulting Operations of  Deloitte & Touche.

         Harold H. Weisman, Esq. (63)                         Director; Attorney at Law - specializing in contract law;
                                                              former Assistant U.S. Attorney for Mass.; former Staff Attorney for New England Power Systems.

At a special Board of Directors Meeting held after the Annual Stockholders Meeting the following individuals were elected to open seats on the Board of the Company until the next Annual Stockholders Meeting:

         Peter Baronoff                                       Chairman and CEO of Sun Capital, Inc.; past Chairman of Omni
                                                              International, Inc.; Director of BioLok Partners, Inc.

         Carl Sadowsky                                        Doctor of Medicine

         Steve Sadaka                                         ----------n/a-------------

On August 12, 1997 at a monthly Board of Directors meeting the resignation of Mr. Steve Sadaka as a Director was accepted and the following individual was nominated and elected to his vacant seat on the Board until the next Annual Stockholders Meeting:

         Howard Koslow                                        President, COO and CFO of Sun Capital, Inc.; former COO of
                                                              Florida Growth Capital Inc.; former VP/Controller of Olympia
                                                              York Companies (USA).


ITEM 2. PROPERTIES

For information concerning material properties of the Registrant and its subsidiaries, see the information under the sub-caption "Properties" under the caption "Other Information Relating to the Business" in Section (c) of Item I above.

ITEM 3. LEGAL PROCEEDINGS

(1) On February 12, 1997, the Plan of Reorganization for the Company was approved by its creditors and accepted by the Court. Under the settlement all law suits and counter law suits where closed and included in the final Plan of Reorganization structure.

2)   No other significant legal proceedings exist.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Only matters put to a vote of Security Holders for 1997 where voted on and are detailed in minutes of the Annual Meeting held at American BioDental Corporation p/k/a Minimatic Implant Technology, Inc.'s offices on April 9, 1997.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Registered Common Stock is traded in the Over-the-Counter market and listed at times in the Supplemental Pink Sheets as a trade is reported.


ITEM 6. SELECTED FINANCIAL DATA

The information is provided under the section titled "Independent Auditors' Report" for the year ended October 31, 1997 and is incorporated by reference into this Report and attached hereto.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The attached certified independent auditor report which was completed for fiscal year ending October 31, 1997.

         ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

(a) Annual Report to Shareholders for the year ended October 31, 1997, is incorporated by reference into this Report:

          Independent Auditors' Report for year ended October 31, 1997

          Consolidated Balance Sheets - October 31, 1997 and October 31, 1996

          Consolidated Statement of Operations, Shareholders' Equity and Cash Flows - October 31, 1997, October 31, 1996, and October 31, 1995

          Consolidated Statement of Cash Flow for years 1997, 1996, 1995

          Notes to the Consolidated Financial Statements

(b)  No supplementary data is being reported.

                           BIO-LOK INTERNATIONAL INC.
                            (in thousands of dollars)

                                                       October 31,       October 31,
                                                          1997              1996
                                                       -----------       -----------
BALANCE SHEET:
   Current assets............................            $1,677            $1,542
   Noncurrent assets ........................               335               431
   Current liabilities ......................               573             1,895
   Noncurrent liabilities ...................               643                76



                                                                 YEAR ENDED
                                               -----------------------------------------------
                                               Oct. 31,           Oct. 31,             Oct. 31,
                                                1997                1996                 1995
                                               -------             -------             -------
INCOME STATEMENT:

   Net Sales ......................            $ 1,406             $ 1,583             $ 1,373
   Gross Profit ...................                950                 580                 589
   Sales Expense ..................                310                 360                 761
   General & Admin. Exp ...........                636                 530                 663
   Other Inc./Exp .................                (47)                (83)                (79)
   Gain ref. XI Proceedings .......                777                  --                  --
   Net income .....................                734                   6                (913)




ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

The firm of M.A.Cabrera & Company, P.A. and Larow and Clay, P.A. have been retained as corporate auditors for the completion of all certified annual audits and quarterly reviews for 1997.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The information as to the Directors of the Registrant set forth under the sub-caption "Board of Directors" appearing under the caption "Election of Directors" on page 1 through 5 of the Proxy Statement relating to the Annual Meeting of Shareholders held on April 9, 1997, is incorporated by reference into this Report. The information as to the Executive Officers of the Registrant is included in Part I hereof under the caption "Executive Officers of the Registrant" in reliance upon General Instruction G to Form 10-K and Instruction 3 to Item 401(b) of Regulation S-K.

ITEM 11. EXECUTIVE COMPENSATION

The information relating to director and executive officers' compensation, is incorporated by reference, and is set forth under the caption "Compensation of Directors" and "Summary Compensation Table" on page 5 of the Proxy Statement relating to the Annual Meeting of Shareholders to be held on April 22, 1998.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information relating to executive officers' compensation, is incorporated by reference, and is set forth under the caption "Secured Ownership of Certain Beneficial Owners" and reflected on page 4 of the Proxy Statement relating to the Annual Meeting of Shareholders to be held on April 22, 1998.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                               CONSULTING SERVICES

Bio-Lok is negotiating with a number of clinicians to provide continued consulting, collaboration, and clinical services and advise.

                                    CONTRACTS

None at present.

                       RE-ORGANIZATION AND RE-STRUCTURING

On January 10, 1996 the Board of Directors voted and placed the wholly owned subsidiary Minimatic under protection of Chapter XI Bankruptcy Re-organization. This was completed to protect the company from creditors and attempt to settle lawsuits outstanding.

On April 2, 1996 the Board of Directs voted and placed Bio-Lok (p/k/a American BioDental Corporation) also under the protection of a Chapter XI Bankruptcy Re-organization. It was completed to also protect the entity from its creditors and the lawsuits outstanding.

On February 12, 1997, the Plan of Reorganization for both companies was approved by creditors and accepted by the Court. The File was subsequently closed on January 23, 1998.

On March 1, 1997, the two companies (Bio-Lok International Inc. and Minimatic Implant Technology, Inc.) were merged and the surviving entity was Bio-Lok International Inc.

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(A)(1) LIST OF FINANCIAL STATEMENTS

The following Bio-Lok International Inc. certified Independent Auditor Report also utilized as the Annual Report of Shareholders for the year ended October 31, 1997, are incorporated by reference into this Report by Item 8 hereof.

     Independent Auditors' Report for year ended October 31, 1997

     Consolidated Balance Sheets - October 31, 1997 and October 31, 1996

     Consolidated Statement of Operations, Shareholders' Equity and Cash Flows - October 31, 1997, October 31, 1996, and October 31, 1995

     Consolidated Statement of Cash Flow for years 1997, 1996, 1995

     Notes to the Consolidated Financial Statements

(A)(2) LIST OF FINANCIAL STATEMENT SCHEDULES

The following consolidated financial statement schedules (numbered in accordance with Regulation S-X) of American BioDental Corporation are included in this
Report:

     Schedule V - Property, Plant and Equipment for the three years ended October 31, 1997, page 12 of this Report.

     Schedule VI - Accumulated Depreciation of Property, Plant and Equipment for the three years ended October 31, 1997, page 13 of this Report.

     Schedule VII - Guarantees of Securities of Other Issuers as of October 31, 1997, page 13 of this Report.

     Schedule VIII - Valuation and Qualifying Accounts for the three years ended October 31, 1997, page 13 of this Report.

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, or are inapplicable, or the information called for therein is included elsewhere in the financial statements or related notes thereto contained or incorporated by reference herein.

(A)(3) LIST OF EXHIBITS: (NUMBERED IN ACCORDANCE WITH ITEM 601 OF
       REGULATION S-K)

         EXHIBIT
         NUMBERS           DESCRIPTION
         -------           -----------

                           -- NONE --

                              COMPENSATORY PLANS OR ARRANGEMENTS

             13 Annual Report to Shareholders which includes the Independent Auditors' Report for the Registrant for the year ended October 31, 1997. Except for those portions of such Annual Report to Shareholders expressly incorporated by reference into this Report, such Annual Report to Shareholders is furnished solely for the information of the Securities and Exchange Commission and shall not be deemed a "filed" document.

----------
* Document has heretofore been filed with the Commission and is incorporated by reference and made a part hereof.

The Registrant agrees to furnish, upon request of the Commission, a copy of all constituent instruments defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiary.

(B) REPORTS ON FORM 8-K

March 3, 1997            Merger of Minimatic Implant Technology, Inc. into
                         Bio-Lok International Inc.

                   SCHEDULE V - PROPERTY, PLANT AND EQUIPMENT

                   FOR THE THREE YEARS ENDED OCTOBER 31, 1997
                                 (in thousands)

           CO. A                         COL. B              COL. C             COL. D              COL. E               COL. F
       --------------                   --------            --------          -----------      -----------------        --------
                                        BALANCE AT                               OTHER           CHANGES-BALANCE
                                        BEGINNING          ADDITIONS          RETIREMENTS          ADD (DEDUCT)          AT END
       CLASSIFICATION                   OF PERIOD           AT COST             OR SALE            DESCRIBE(1)          OF PERIOD
       --------------                   --------            --------          -----------      -----------------        --------

Year ended Oct. 31, 1997
  Equip. Cap. Leases .........          $    -0-            $    -0-            $      0            $      0            $    -0-
  Tooling Equipment ..........            70,793               1,360                                                      72,153
  Office Equipment ...........            30,121               7,896                                                      38,017
  Machinery & Equip. .........           578,426              92,243                                                     670,669
  Vehicle ....................               -0-              15,408                                                      15,408
  Computer Equipment .........           137,353              10,159                                                     147,512
  Leasehold Improv. ..........            52,937               3,276                                                      56,213
                                        --------            --------            ---------           --------            --------
       Total .................          $869,630            $130,342            $     -0-           $    -0-            $999,972
                                        ========            ========            =========           ========            ========

Year ended Oct. 31, 1996
  Equip. Cap. Leases .........          $  5,450            $    -0-            $     -0-           $  5,450            $    -0-
  Tooling Equipment ..........            70,793                 -0-                                                      70,793
  Office Equipment ...........            33,609                 -0-                3,488                                 30,121
  Machinery & Equip. .........           583,737                 -0-                5,311                                578,426
  Computer Equipment .........           136,470                 883                                                     137,353
  Leasehold Improve. .........               -0-              52,937                                                      52,937
                                        --------            --------            ---------           --------            --------
       Total .................          $824,609            $ 53,820            $   8,799           $    -0-            $869,630
                                        ========            ========            =========           ========            ========

Year ended Oct. 31, 1995
  Equip. Cap. Leases .........          $  5,450            $    -0-            $     -0-           $    -0-            $  5,450
  Tooling Equipment ..........            69,391               1,402                                                      70,793
  Office Equipment ...........            22,177              11,432                                                      33,609
  Machinery & Equip. .........           576,768               6,969                                                     583,737
  Computer Equipment .........             4,908             131,562                                                     136,470
                                        --------            --------            ---------           --------            --------
       Total .................          $678,694            $145,915            $     -0-           $    -0-            $824,609
                                        ========            ========            =========           ========            ========





           SCHEDULE VII - ACCUMULATED DEPRECIATION OF PROPERTY, PLANT
                                  AND EQUIPMENT

                   For the three years ended October 31, 1997


         CO. A                 COL. B         COL. C            COL. D           COL. E            COL. F
-------------------------    ----------     ----------        -----------      ------------      --------
                                            ADDITIONS
                                             CHARGED                                OTHER
                             BALANCE AT     TO COSTS                           CHANGES- BALANCE
                             BEGINNING        AND               RETIREMENTS      ADD (DEDUCT)      AT END
      CLASSIFICATION         OF PERIOD      EXPENSES             OR SALES         DESCRIBE(1)     OF PERIOD
-------------------------    -----------    ----------        --------------   --------------    ----------
Year ended Oct. 31, 1997     $  639,486     $   39,133        $    -0-         $     -0-         $  678,619
   All Machinery & Equip.

Year ended Oct. 31, 1996        558,818         89,237             -0-             (8,569)          639,486
   All Machinery & Equip.

Year ended Oct. 31, 1995        480,532         78,286             -0-               -0-            558,818
   All Machinery & Equip.



(1) Adjustments to depreciation due to scrapped and sold equipment.

            SCHEDULE VII - GUARANTEES OF SECURITIES OF OTHER ISSUERS
                                October 31, 1997

--- NONE TO REPORT ---


                SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS
                   For the three years ended October 31, 1997

         CO. A               COL. B           COL. C            COL. D                   COL. E
-------------------------  ----------       ----------        -----------      ---------------------------
                                                                                        ADDITIONS
                                                             CHARGED TO        ---------------------------
                           BALANCE AT       CHARGED TO          OTHER                             BALANCE
                           BEGINNING        COST AND           ACCOUNTS          DEDUCTIONS        AT END
      CLASSIFICATION       OF PERIOD        EXPENSES         - DESCRIBE         - DESCRIBE        OF PERIOD
-------------------------  -----------      ----------    -------------------  -------------     ---------
Allowance for doubtful accounts, current and long-term:

Year ended Oct. 31, 1997     $  30,741      $   12,940        $       -0-         $ 21,073 (1)     $22,397

Year ended Oct. 31, 1996        32,335             -0-                -0-            1,594 (1)      30,741

Year ended Oct. 31, 1995        13,395          18,940                -0-              -0-          32,335



----------
(1) Write off against reserve account.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                      BIO-LOK INTERNATIONAL INC.
                                      (Registrant)



                                      By  /s/ Bruce L. Hollander
                                         -------------------------------------
                                         Bruce L. Hollander
                                         Chief Executive Officer and President

February 28, 1998

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

        SIGNATURE                              TITLE
        ---------                              -----

   /s/ Bruce L. Hollander
------------------------------       Chief Executive Officer and
   Bruce L Hollander                 President

   /s/ Ingo K. Kozak
------------------------------       Chief Executive Officer and
   Ingo K. Kozak                     Director,  CFO and  VP - Finance



                                     By  /s/ Ingo K. Kozak
                                        -------------------------------------
                                        Ingo K. Kozak
                                        Secretary of  Bio-Lok International Inc.



Attachment:  1997 Annual Report

                           BIO-LOK INTERNATIONAL INC.

                                  ANNUAL REPORT

                             AS OF OCTOBER 31, 1997

                           BIO-LOK INTERNATIONAL INC.


                                  ANNUAL REPORT



                             AS OF OCTOBER 31, 1997



                                                                 (MICROLOK LOGO)

                                TABLE OF CONTENTS


                                                                             Page
                                                                             ----
Financial Highlights                                                           1
Letter to Shareholders from the President                                      2
Business Review                                                                4
Financial Review                                                               6
Financial Statements
         Consolidated Balance Sheets                                          F-7
         Consolidated Statements of Operations                                F-8
         Consolidated Statement of Stockholders' Equity                       F-9
         Consolidated Statements of Cash Flows                                F-10
         Notes to Consolidated Financial Statements                           F-11 to F18
         Independent Auditor's Report                                         F-19
Management Information
         Select Financial Data                                                20
         Market Information for Common Stock                                  21
         Office of the Chairman, Board of Directors and Corporate Officers    22
Corporate Information                                                         23


                              FINANCIAL HIGHLIGHTS

($ in thousands, except                                                    % Increase
 per share amounts                                     1997       1996     (Decrease)
-----------------------------------------------------------------------------------------
Net Sales .......................................   $ 1,406    $ 1,583        (11)%
Income before income taxes & extra ordinary items       (28)         6         --
Net Income (loss) ...............................       734          6         --
Cash provided from operations ...................         3         (2)        --
Capital expenditures ............................      (193)       (99)        --
Working capital .................................         4          1         --
Shareholders' equity ............................       796       (239)       433 %
Per share:
     Net income (loss) ..........................   $   .02     $   --         --
     Book value .................................       .02      (1.71)        --
     Dividends declared .........................       -0-        -0-         --

Return on average equity ........................       .04        -0-         --

                    LETTER TO SHAREHOLDERS FROM THE PRESIDENT


Dear Shareholders:

Fiscal Year 1997 was a difficult year for Bio-Lok. Even though our Plan of Reorganization was accepted by the Federal Court in February 1997, because of actions beyond our control, the finalization of the Chapter 11 was not recorded until January 1998, a full year later. During this time all our credit references reflected Bio-Lok still being in Chapter 11 and all of our vendors and customers remained suspicious of our company's financial stability. Today we still are under a "cloud" because many people do not recognize that all the lawsuits that were filed against our company in 1994, 1995 and 1996, were settled in the Chapter 11 negotiations. There is no litigation that remains open from the past. None!

Bio-Lok has been and continues to pursue domestic market penetration. So far we have had little positive results. All of our major competitors have a direct sales force. Bio-Lok does not have the working capital to support the development of its own sales force and has been trying to develop relationships with distributors and manufacturer reps to market and sell our products. This process is slower than we anticipated and we believe, is partially caused by the situation discussed above, as well as, peoples natural resistance to change. We will continue to develop this approach to the market.

On the brighter side we continue to be successful in our international marketing efforts. All our international distributors seem healthy and are growing. It is the expansion of the international market that has maintained our marginal corporate profitability. New distributors were added during the year in South Korea, Romania, Chile, Mexico and Venezuela. We will continue to pursue new international accounts since this is our primary source of income.

Fiscal Year 1997 included the development of internal controls, disciplines and training required for us to be ISO 9001 and CE mark certified. This is a mandatory certification to ship any product into the EEC after June 15, 1998. Our audit was completed in March of this year and we anticipate our clearance within weeks. The purchase of our first new machine, a Nomura NN 16 CII automatic CNC Turning Center was accomplished. This machine makes dental implants 100% completely machined. In the past, implants had operations on three different machines with three different operators.

A smaller diameter implant was added to our product line. The 3.45mm diameter platform system is completely in stock and is selling well. Recently, the "Silhouette" line of large diameter tapered implants was also added; three lengths, with a minimum inventory investment. Bio-Lok has the broadest and deepest line of implants offered by any manufacturer in the world.

Bio-Lok is an extremely small public company. Now that we are financially stable, we must seek merger and acquisition candidates. To do this, the Board Of Directors has requested a restructuring of the company's common stock. The Board recently enacted a 10 for 1 reverse split. This reduced our issued and outstanding shares to approximately 4,000,000. This has no effect on the total value of your stock holdings since you still own the same percentage of the company as you did prior to the reverse split. We are now asking for your approval to increase the authorized number of shares from 5,000,000 to 30,000,000. The sole purpose of this increase is to be positioned to buy another company for stock. We cannot accomplish this without the additional shares being authorized.

I believe that we are extremely fortunate to have a cadre of dedicated employees that have worked very hard for you during trying times. I am very proud of each and every person. We are still the "best kept secret" in implant dentistry - but this is our year to change that!

Thank you for your continued confidence and support.

Sincerely,

/s/ Bruce L. Hollander

Bruce L. Hollander
President & CEO

                                 BUSINESS REVIEW



Bio-Lok International Inc. ("BioLok" or the "Company") is a manufacturer, distributor and marketer of medical device products. Bio-Lok's product line consists of its proprietary Dental Implant Product Line which is comprised of dental implants (screws and cylinders), their prosthetics, tools, devices, kits and irrigated spade drills.

                                              Micro-Lok Screw Implant--(PICTURE)
(PICTURE)-- New Micro-Lok Cylinder Implant


MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL RESULTS OF OPERATIONS AND CONDITION.

The company since, emerging from the Chapter XI filing and adoption of its Plan of Reorganization has maintained a break-even for 1997. The Plan of Reorganization was approved by the creditors and by the Court on February 13, 1997, subsequently, in January 1998, the file was closed. The Company has met the Plan of Reorganization and is moving forward in the development of both the domestic and international marketplace. The first advertising has been run and a new catalog will be issued shortly, along with new promotional literature. We are starting to address the market in a more sound and positive manner.

SALES AND PROFITS. [1997 VS. 1996] Net Revenues for 1997 decreased by 11% or $177,036. The reduction in sales is due to the continued loss of sales realized for the domestic market. The domestic market decrease was due to the re-structuring of the marketing/sales operations in late 1996 and the extended time the company had to operate under the Chapter XI.

Gross Profit for the year was $950,206 and reflected a decrease of $29,322 from 1996. The decrease is solely attributable to the decrease in sales and the development of the Micro-Lok 3.45mm platform.

Selling expenses totaled $309,869 for the year and reflected a 14% decrease or $50,578 of lower costs incurred. The decrease was primarily due to the restructuring of the sales operations initiated in 1996. As of the 4th fiscal quarter these costs have been increasing as new staffing and directions where implemented.

General and administrative expenses increased for the period by $105,868 an increase of 20%. The increase in expenses was attributable to costs incurred for obtaining ISO 9001 and the CE Mark certification, higher insurance costs, and service costs incurred under a revolving credit financing arrangement. The ISO 9001 and CE Mark certification had to be completed to insure that the company could continue to sell its products in the EEC.

Other income and extraordinary items in total affected the results of the company dramatically. The impact for the current year was solely attributable to the Chapter XI and subsequent adoption of the Plan of Reorganization. Under the restructuring and Plan of Reorganization the Company realized over $729,000 of forgiveness of creditor debt.

Net Income for the period was $734,169 The increase over prior year was primarily due to the gains realized from recording the impact of the Plan of Reorganization approved by the Court for the Chapter XI filing. Adjusting for the extraordinary gain net income for the period would have totaled approximately $10,000, basically a break-even.

SALES AND PROFITS. [1996 VS. 1995] Net Revenues for 1996 totaled $1,582,618 and was $209,844 or 15% over prior years results. The higher sales results are due to an increase in international sales growth and coverage.

Gross Profit for the year was $979,528 an increase of $390,627 or 66% over prior years results. This improved result is due to a cut back of staff and an inventory write-down recorded in prior period.

Selling expenses totaled $360,447 for the year and were more than 50% below costs incurred in the prior year. This reduction is primarily due to the reduction of the work force in the beginning of the year, limiting travel expenditures, and controlling marketing costs during the Chapter XI.

General and administrative expenses also decreased from prior year by $132,834 to $529,811. The reductions are primarily attributed to a reduction in staff and salaries of select employees.

Net income for the year totaled $6,370 compared to a loss of $912,889 for the prior year. The return to being a profitable entity is primarily due to a continued increase in sales, staff reduction at all levels of operation and improved cost controls along with sound management controls having been implemented.


MANAGEMENT'S REVIEW.

Bio-Lok's products are sold through out the United States and internationally. The engineering and technical aspects of the implant system, the patented features, along with the extensiveness of its prosthetics, tools, devices and drills are its strengths and provide the Company a competitive advantage in the marketplace. In 1997 the company added a implant platform to its product line and modified a number of prosthetic abutments to better fit the clinicians needs.

The company emerged from the Chapter XI with the approval by the Court in February 1997 and the adoption of the Plan of Reorganization by March 1997. Subsequently, the file was terminated and closed in January 1998. Due to the extended time before the file was closed both credit relationships and growth of sales activities did not improve for 1997.

1998 OUTLOOK.

The future for the company looks excellent. The company has an excellent dental product line which offers a broad selection of dental implants and prosthetic armamentarium. shapeType202fFlipH0fFlipV0lTxid458752fFilled0fLine0Page 5 Page 5 With the close of the Chapter XI file the company expects that both credit and sales activities will show a continued upward trend. To this extent, news-letters and promotional efforts are being utilized to inform the marketplace as to Bio-Lok's status and activities. With an aggressive marketing effort direct to the end market (clinicians) and soliciting of new distributors for both the United States and internationally, sales growth can and is expected to be achieved.

                                FINANCIAL REVIEW
--------------------------------------------------------------------------------
The information contained in this financial review should be read in conjunction with the consolidated financial information provided on pages F-8 to F-19 of this Annual Report.
--------------------------------------------------------------------------------

RESULTS OF OPERATIONS

SALES. Net sales for the period was $1.4. The results reflected a slight reduction from prior year which is attributable to the company continuing to have to operate under a Chapter XI umbrella. Overall, the international market increased by 10% and the domestic market reflected a continued decrease for the year due to the continued Chapter XI.

COSTS AND EXPENSES. Costs and expenses increased for the year and the increase was a direct result of starting to staffing sales operations, contracting for and completing requirements for obtaining our ISO 9001 and CE Mark certification, and advertising, marketing costs incurred.

NET INCOME. The results for the year demonstrated basically a break even if extraordinary items due to the implementation of the Plan of Reorganization are eliminated. Adjusted Net Income though modest totaling $10 thousand.

TAX RATE. No tax provision were realized for 1997, and all benefits realized from the Plan of Reorganization was applied against prior tax losses realized. (See also Note K - Income Taxes detailed in the Notes to Financial Statements included herewith).

FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES. At October 31, 1997, Bio-Lok had approximately $4,000 of cash on-hand and $1,104,000 of working capital compared to $660 and $(594,182) in 1996. The financial condition of the company improved considerably during the 1997, due to a $250,000 capital infusion and the adoption of the Plan of Reorganization. The Plan approved is detailed under Note A - Summary of Significant Accounting Policies in the Notes to Financial Statements included herewith).

INVESTING ACTIVITIES. Capital expenditures for 1997 totaled $198,000. $145,000 was for the purchase of a new CNC turning center.

DIVIDEND. No dividends were declared or paid for the year 1996 to any shareholders - common or preferred stock.

IMPACT OF INFLATION AND FOREIGN EXCHANGE. None. All foreign sales are conducted in US dollars and international Distributors are to remit all moneys in US dollars.

OTHER. See Note A - Summary of Significant Accounting Policies. Organization.

                            BioLok International Inc.
                                 BALANCE SHEETS
                            October 31, 1997 and 1996

                                                                            1997         1996
                                       ASSETS                           ----------   ----------
      CURRENT ASSETS
        Cash                                                            $    3,642   $      660
        Accounts receivable - trade                                        489,941      572,886
        Inventories                                                      1,163,045      946,000
        Prepaid expenses and other                                          20,676       22,126
                                                                        ----------   ----------
             Total current assets                                        1,677,304    1,541,672

      PROPERTY, PLANT AND EQUIPMENT - Net                                  321,353      230,144

      INVESTMENT IN OGD                                                         --      188,648

      DEPOSITS                                                              14,122       12,572
                                                                        ----------   ----------
                                                                        $2,012,779   $1,973,036
                                                                        ==========   ==========

                       LIABILITIES AND STOCKHOLDERS'EQUITY
LIABILITIES NOT SUBJECT TO COMPROMISE (1996 only)
        Current
         Revolving loan                                                 $  246,738   $       --
         Note payable                                                           --       13,756
         Trade accounts payable                                            140,761       94,527
         Accrued expenses                                                   15,092       30,801
         Current portion of long-term liabilities                          170,699       25,833
                                                                        ----------   ----------
                                                                           573,290      164,917
        Long-term debt, less current portion                               643,437       75,689
                                                                        ----------   ----------
                                                                         1,216,727      240,606
      LIABILITIES SUBJECT TO COMPROMISE (1996 only)
        Subordinated debt (previously classified as preferred stock)            --       50,000
        Notes payable                                                           --      665,739
        Pre-petiton trade accounts payable                                      --      356,656
        Note payable - Shareholder                                              --      150,000
        Due to shareholder                                                      --      179,167
        Accrued expenses and other liabilities                                  --      569,375
                                                                                --    1,970,937
                                                                        ----------   ----------
      COMMITMENTS AND CONTINGENT LIABILITIES                                    --           --

      STOCKHOLDERS'EQUITY
        Common stock; 50,000,000 shares authorized; $.Ol par value;
         34,742,870 shares issued and outstanding in 1997 and
         13,953,913 shares issued and outstanding in 1996                  347,429      139,539
        Additional paid in capital                                       1,649,497    1,556,997
        Accumulated deficit                                             (1,200,874)  (1,935,043)
                                                                        ----------   ----------
                                                                           796,052     (238,507)
                                                                        ----------   ----------
                                                                        $2,012,779   $1,973,036
                                                                        ==========   ==========

The accompanying notes are an integral part of these statements.

                            BioLok International Inc.
                            STATEMENTS OF OPERATIONS
               For the years ended October 31, 1997, 1996 and 1995


                                                            1997           1996          1995
                                                           -----          -----         -----
SALES - net                                            $ 1,405,582    $ 1,582,618    $1,372,774

COST OF SALES                                              455,376        603,090       783,873
                                                       -----------    -----------    ----------
       GROSS PROFIT                                        950,206        979,528       588,901

EXPENSES
  General and administrative                               635,679        529,811       662,645
  Selling                                                  309,869        360,447       760,547
                                                       -----------    -----------    ----------
                                                           945,548        890,258     1,423,192
                                                       -----------    -----------    ----------
     Earnings (Loss) from operations                         4,658         89,270      (834,291)

OTHER INCOME (EXPENSE)
  Other income                                               5,226         10,912        14,504
  Interest                                                 (52,677)        (6,582)      (28,174)
  Debt forgiveness                                              --             --       373,479
  Non - operating expenses                                      --        (87,230)     (438,398)
                                                       -----------    -----------    ----------
                                                           (47,451)       (82,900)      (78,589)
                                                       -----------    -----------    ----------
     Earnings (Loss) before income taxes and
       extraordinary item                                  (42,793)         6,370      (912,880)

Income taxes (benefit)                                     (14,500)            --            --
                                                       -----------    -----------    ----------
     Earnings (Loss) before extraordinary items            (28,293)         6,370      (912,880)

Extraordinary items
  Gain on debt forgiveness in connection with
  Chapter Xi proceedings (less applicable income
    taxes of $264,000)                                     512,962             --            --
  Utilization of net operating loss carry forward to
    offset income taxes                                    249,500             --            --
                                                       -----------    -----------    ----------
     NET EARNINGS (LOSS)                               $   734,169    $     6,370    $ (912,880)
                                                       ===========    ===========    ==========
Earnings (loss) per share
     Earnings (Loss) before extraordinary items        $        --    $        --    $    (0.09)
     Extraordinary items                                      0.04             --            --
                                                       -----------    -----------    ----------
Net earnings (loss) per share                          $      0.04    $        --    $    (0.09)
                                                       ===========    ===========    ==========

Weighted average shares outstanding                     17,316,348     12,403,492     9,738,528
                                                       -----------    -----------    ----------

The accompanying notes are an integral part of these statements.

                            BioLok International Inc.
                        STATEMENT OF STOCKHOLDERS' EQUITY
               For the years ended October 31, 1997, 1996 and 1995

                                             Preferred Stock           Preferred Stock
                                                 Class A                   Class B                   Common Stock
                                            Shares      Amount       Shares        Amount         Shares       Amount
                                            -------    --------    ----------    -----------    -----------   ---------
Balances - November 1, 1994                  50,000    $ 50,000     1,079,792    $ 1,079,792      6,153,913   $ 61,539
Shares issued for consulting services            --          --            --             --        300,000      3,000
Shares retired - former officer                  --          --    (1,079,792)    (1,079,792)            --         --
Sale of shares - private placement               --          --       500,000        500,000      4,000,000     40,000
Net loss for the year                            --          --            --             --             --         --
                                            -------    --------    ----------    -----------    -----------   --------
Balances - October 31, 1995                  50,000      50,000       500,000        500,000     10,453,913    104,539
Conversion of preferred stock for
common stock                                     --          --      (500,000)      (500,000)     1,000,000     10,000
Preferred shares reclassified as
subordinated debt                           (50,000)    (50,000)           --             --             --         --
Shares issued for compensation                   --          --            --             --      1,500,000     15,000
Shares issued to subsidiary in connection
with Chapter XI proceedings                      --          --            --             --      1,000,000     10,000
Net earnings for the year                        --          --            --             --             --         --
                                            -------    --------    ----------    -----------    -----------   --------
Balances - October 31, 1996                      --          --            --             --     13,953,913    139,539
Sale of common stock                             --          --            --             --     15,750,000    157,500
Issuance of stock in connection
with Chapter XI proceedings                      --          --            --             --        188,957      1,890
Issuance of stock in settlement of
litigation - approved by Court                   --          --            --             --      1,000,000     10,000
Issuance of common stock to Directors,
Clinicians and Employees                         --          --            --             --      3,850,000     38,500
Net earnings for the year                        --          --            --             --             --         --
                                            -------    --------    ----------    -----------    -----------   --------
Balances - October 31, 1997                      --          --            --             --    $34,742,870   $347,429
                                            =======    ========    ==========    ===========    ===========   ========

                                            Additional
                                             Paid-in     Accumulated
                                             Capital       Deficit         Total
                                            ----------   -----------    -----------
Balances - November 1, 1994                 $  106,997   $(1,028,533)   $   269,795
Shares issued for consulting services               --            --          3,000
Shares retired - former officer                     --            --     (1,079,792)
Sale of shares - private placement             960,000            --      1,500,000
Net loss for the year                               --      (912,880)      (912,880)
                                            ----------   -----------    -----------
Balances - October 31, 1995                  1,066,997    (1,941,413)      (219,877)
Conversion of preferred stock for
common stock                                   490,000            --             --
Preferred shares reclassified as
subordinated debt                                   --            --        (50,000)
Shares issued for compensation                      --            --         15,000
Shares issued to subsidiary in connection
with Chapter XI proceedings                         --                       10,000
Net earnings for the year                           --         6,370          6,370
                                            ----------   -----------    -----------
Balances - October 31, 1996                  1,556,997    (1,935,043)      (238,507)
Sale of common stock                            92,500            --        250,000
Issuance of stock in connection
with Chapter XI proceedings                         --            --          1,890
Issuance of stock in settlement of
litigation - approved by Court                      --            --         10,000
Issuance of common stock to Directors,
Clinicians and Employees                            --            --         38,500
Net earnings for the year                           --       734,169        734,169
                                            ----------   -----------    -----------
Balances - October 31, 1997                 $1,649,497   $(1,200,874)   $   796,052
                                            ==========   ===========    ===========

The accompanying notes are an integral part of these statements.

                            BioLok Intematonal Inc.
                            STATEMENTS OF CASH FLOWS
              For the years ended October 31, 1997, 1996 and 1995

                                                           1997         1996         1995
                                                          -----        -----        -----
CASH FLOWS FROM OPERATING ACTIVITIES:
Earnings (Loss) before extraordinary items             $ (28,293)   $   6,370    $(912,880)
  Adjustments to reconcile net loss to net cash
  provided (used) by operating activities-
    Depreciation                                         102,183       89,018       78,838
  Valuation of shares for services at $.Ol par value          --       25,000           --
  Changes in current assets and liabilities:
    (Increase) decrease in accounts receivable            82,945     (177,760)     (85,423)
    (Increase) decrease in inventories                  (217,045)      16,993      170,241
    (Increase) decrease in prepaid and other               1,450      (17,126)      15,256
    (increase) decrease in deposits                       (1,550)     (10,670)      (1,570)
    Increase (decrease) in accounts payable
      and accruals                                      (343,545)      89,640      146,788
                                                       ---------    ---------    ---------
         Subtotal                                       (403,855)      21,465     (588,750)
Extraordinary Items                                      762,462           --           --
Adjustment to reconcile cash provided by
    extraordinary items                                 (762,462)          --           --
                                                       ---------    ---------    ---------
    Net cash (used) by operations                       (403,855)      21,465     (588,750)
                                                       ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment            (193,392)     (53,371)    (146,467)
  Investment in OGD                                           --      (45,398)    (143,250)
                                                       ---------    ---------    ---------
      Net cash (used) by investing activities           (193,392)     (98,769)    (289,717)
                                                       ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock                            250,000           --      423,208
  Net proceeds - revolving note payable                  246,738           --           --
  Proceeds from note payable and capital lease           150,748           --      126,225
  Repayments of long-term obligations                    (47,257)     (18,676)     (11,294)
  Proceeds - other notes payable                              --       94,498      536,966
  Net proceeds from (payments to) - shareholder note          --           --     (199,152)
                                                       ---------    ---------    ---------
      Net cash provided by financing activities          600,229       75,822      875,953
                                                       ---------    ---------    ---------

      NET INCREASE (DECREASE) IN CASH                      2,982       (1,482)      (2,514)

Cash, beginning of year                                      660        2,142        4,656
                                                       ---------    ---------    ---------
Cash, end of year                                      $   3,642    $     660    $   2,142
                                                       =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW OPERATION:
Cash paid during the year for interest                 $  52,677    $   6,582    $       -
                                                       =========    =========    =========
  Effects of Chapter XI proceedings
    having no cash effect:
      Issuance of stock without cash consideration     $  50,390
                                                       =========
      Investment in OGD eliminated in bankruptcy       $ 188,648
                                                       =========

      Increase in Long-term debt                       $ 595,368
                                                       =========

The accompanying notes are an integral part of these statements.

                            BioLok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1997 and 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reorganization and Bankruptcy Proceedings

         The Company and its former subsidiary (subsequently combined, see below) filed petitions under Chapter 11 of the Bankruptcy laws in 1996. On February 12, 1997, the Company's plan of reorganization was approved by its creditors and accepted by the Court. Liabilities were restructured to be paid over a twelve to seventy-two month period. The unsecured liabilities have been discounted at a market rate of 9.0% in accordance with generally accepted accounting principles. Creditors also received shares of common stock in the Company valued at par value of $13,880. The aggregate gain recognized by the Company was $776,962 less a tax effect of $264,000 or $512,962 ($.03 per share). Effective January 1998, Chapter 11 proceedings have been closed and discharged.

         Organization

         The corporation was originally incorporated (Delaware) on October 6, 1987 as Colfax Inc.; subsequently, in 1988, the corporation's name was changed to Minimatic Implant Technology, Inc. ("M.I.T.") in 1995, the named was changed again to American BioDental Corporation ("ABDC") and finally in 1996 to BioLok International Inc.. On June 9, 1988, the corporation was acquired through a reverse acquisition by the shareholders of Minimatic, Inc. a Florida corporation. The acquisition was accounted for as a purchase. As a result of the reverse acquisition, the former Minimatic, Inc. shareholders became the controlling shareholders of BioLok International Inc..

         Until 1997, BioLok International Inc. conducted its business through its wholly-owned subsidiary Minimatic, Inc., whose name was also changed in 1995 to Minimatic Implant Technology, Inc. (both herein referred to as the "Company"), who manufactures and distributes domestically and internationally its own line of dental implants, prosthetics, components, tools, irrigation drills and dental devices.

         Effective March 1, 1997, the Articles and Plan of Merger of Minimatic Implant Technology, Inc. into BioLok International Inc. was approved and implemented by the Board of Directors and the Officers of the Company respectively. The merger of the subsidiary into its parent was accomplished to reduce costs and reporting requirements.

         Principles of Consolidation

         In 1996, the consolidated financial statements include the accounts of BioLok International Inc. and M.I.T., OGD is recorded on an investment basis only. All significant inter-company accounts and transactions have been eliminated.

         As a result of the combination described above, the 1997 financial statements are not consolidated.

                           BioLok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1997 and 1996

NOTE A - CONTINUED

         Revenue Recognition

         Revenue attributable to the manufacturing and subsequent distribution operation described above is recorded when the goods are shipped by the Company.

         Accounts Receivable

         Accounts receivable is stated on a net, net basis (net of reserve for losses). Reserve for losses for 1997 and 1996 were $22,397 and $30,741 respectively.

         Inventories

Inventories are stated at the lower of average cost (first-in, first-out) or market.

         Cash Equivalents
         The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is charged to operations over the estimated useful lives of the related assets and is computed using the straight-line method for financial statement purposes and various accelerated methods for income tax purposes.

         Repairs and maintenance are charged to operations when incurred. Betterment's and purchases are capitalized. When fixed assets are sold or otherwise disposed of, the asset accounts and related accumulated depreciation accounts are relieved, and any gain or loss is included in non-operation activity.

         The estimated useful lives of property and equipment are as follows:

                                                                        Years
                                                                        -----
                  Tooling Equipment                                      5
                  Office Equipment                                       5
                  Machinery and Equipment                                5-10
                  Computer Equipment                                     5
                  Vehicles                                               5

                           BioLok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1997 and 1996

NOTE A - CONTINUED

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Net Income (Loss) Per Share

         Net income (loss) per share is computed by dividing the net income
         (loss) by the weighted average number of common shares outstanding during the period.

         Income Taxes

         Effective November 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based differences between financial reporting and tax bases of assets and liabilities. The effect of this adoption was to reclassify the fiscal 1994 extraordinary tax benefit resulting from utilization of operating loss carryforwards to operating income.


NOTE B - INVENTORIES

Inventories consisted of the following at October 31, 1997 and 1996:

                                           1997         1996
                                     ----------   ----------
         Raw Materials               $   31,748   $    5,000
         Work in Process                445,340      341,424
         Finished Goods                 650,957      564,576
         Consumable Tools                35,000       35,000
                                     ----------   ----------
                                     $1,163,045   $  946,000
                                     ==========   ==========

                           BioLok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1997 and 1996

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at October 31, 1997 and 1996:

                                                     1997       1996
                                                 --------   --------
         Tooling Equipment                       $ 72,153   $ 70,793
         Office Equipment                          38,017     30,121
         Machinery and Equipment                  670,669    578,426
         Computer Equipment                       147,512    137,353
         Vehicles                                  15,408         --
         Leasehold improvements                    56,213     52,937
                                                 --------   --------
                                                  999,972    869,630
           Less: Accumulated Depreciation         678,619    639,486
                                                 --------   --------
                                                 $321,353   $230,144
                                                 ========   ========

NOTE D - REVOLVING LOAN

On April 28, 1997, the Company entered into a Revolving Loan and Security Agreement with Capital Business Credit, a division of Capital Factors. The Company pledged all its assets as security for the revolving loan arrangement. The loan was for a $500,000 line of credit and as of October 31, 1997, the outstanding loan balance totaled $246,738.


NOTE E - LONG-TERM LIABILITIES

Long-term liabilities at October 31, 1997 and 1996 consist of the following:

                                                                             1997       1996
                                                                           --------   --------
         Principal balance outstanding on an
           equipment lease payable at $2,826.84
           per month including interest at 9.0%
           (fully secured by computer equipment)                           $ 75,689   $101,522

         Equipment note payable at $2,245 per month
           including interest at 9.75% - fully secured
           by manufacturing equipment                                       128,601         --

         Obligations to creditors under the
           plan of reorganization dated February 12, 1997
           payable approximately $12,725 per month and
           approximately $14,000 per month effective
           April, 1998 including imputed interest at 9%                     591,816         --

                           BioLok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1997 and 1996

NOTE E - CONTINUED

                                                    1997       1996
                                                  --------   --------
           Other                                    18,030         --
                                                  --------   --------
                                                  $814,136   $101,522
                                                  ========   ========

         Amounts due within one year              $170,699   $ 25,833
                                                  ========   ========

The maturities of long-term liabilities at of October 31, 1997 are as follows:

         Due year ended
             October, 31                                 Amount
             -----------                                 ------
                    1998                               $170,699
                    1999                                170,045
                    2000                                168,781
                    2001                                166,242
                    2002                                119,534
                    2003                                 18,835
                                                       --------
                                                       $814,136
                                                       ========

NOTE F - NOTE PAYABLE - SHAREHOLDER

A stockholder/officer had advanced the Company funds for operations totaling $150,000 at October 31, 1996. This amount was compromised as a result of the Chapter 11 proceedings.

NOTE G - DUE TO SHAREHOLDER

As of October 31, 1995, officer's salary of $192,865 had been accrued, but not paid. A payment of $13,699 was made during 1996 reducing the balance to $179,167. This amount was compromised as a result of the Chapter 11 proceedings.

NOTE H - ACCRUED EXPENSES

At October 31, 1996, accrued expenses which were compromised as a result of the Chapter 11 proceedings, consist of the following:

                                                            October 31, 1996
                                                            ----------------
         Accrued Royalties/Commissions                          $ 25,656
         Accrued Expenses - Clinician/Consultant                  90,026
         Accrued Expenses - Other                                263,406
         Accrued Payroll Taxes                                   190,287
                                                                --------

                                                                $569,375
                                                                ========

                           BioLok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1997 and 1996

NOTE H - CONTINUED

Payroll taxes were not compromised as to amount but are being paid on an extended basis as part of the overall obligations to creditors. See Note E.


NOTE I - STOCKHOLDERS' EQUITY
Current Stockholders' Equity outstanding is as follows:

Preferred Stock

         Effective June 20, 1996, the only preferred stock authorized was 50,000 shares of cumulative convertible preferred stock - Class A. However, all preferred stock has been exchanged for common and or reclassified as loans.

         Common Stock

         Effective June 1996, the authorized Common Stock was increased from 15,000,000 to 50,000,000 shares.

         Other

         On February 5, 1996, the Board of Directors had issued 500,000 shares of common stock as per agreement as a sign-on bonus in joining the Company to its President.

         On January 5, 1996 the Board of Directors had authorized and subsequently issued on May 25, 1996, 2,000,000 shares of common stock to Minimatic Implant Technology, Inc. as Debtor in Position for Chapter XI settlement negotiations and to other employees for services and activity during the normal course of business over the past six months and more.

         On March 21, 1997, the Board of Directors had issued 1,388,957 shares of common stock to creditors under the settlement agreement of the Chapter XI. In turn, 1,200,000 shares of common stock were turned in by a stockholder as specified in a lawsuit settlement agreement as an offset to the shares issued to creditors. All unsecured creditors received one (1) share of common stock for each dollar ($) not repaid under the settlement agreement. The Chapter XI Plan of Reorganization called for a pay-out of 30% on each unsecured debtors claim.

         On March 21, 1997, the Board of Directors has issued 1,000,000 shares of common stock in settlement of two (2) lawsuits which settlements had been approved by the court as a part of the Chapter XI Plan of Reorganization.

                           BioLok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1997 and 1996

NOTE I - CONTINUED

         The Board of Directors has authorized on March 11, 1997, and finally issued on June 6, 1997, 3,650,000 shares of common stock to Directors, officers, employees and outside individuals for support of the Company over the past; and, on September 4, 1997, the Board of Directors approved and had issued on October 1, 1997, 100,000 shares each to two clinicians for support and services provided to the Company over the past two years.

         On April 9, 1997, the Board of Directors had approved a Purchase Agreement with BioLok Partners, inc., a Florida corporation. Under the agreement BioLok Partners, Inc. was to provide to the Company an equity infusion of $250,000, obtain a $500,000 line of credit and provide the services of Mr. Bruce L. Hollander as its President and CEO for the ensuing five (5) years via an employment agreement, in exchange the Company is to provide to BioLok Partners, Inc. 51% or 15,750,000 shares of common stock as of the signing of the agreement. The purchase agreement was finally entered into May 30, 1997, and the Board of Directors has issued on October 1, 1997, 15,750,000 shares of common stock after all requirements under the agreement had been met.


NOTE J - COMMITMENTS

The Company leases office space pursuant to an operating lease, which expires August 30, 2001. The lease generally provides for fixed monthly rental payments of $5,142.18 which includes operating expenses and sales tax (base rental is $3,780.92). Rent expense for the year ended October 31, 1997, 1996 and 1995 amounted to $60,131, $51,106 and $42,571 respectively. At October 31, 1997, the future minimum rental payments under the current operating lease were as follows:

                                          Minimum Lease
         October 31,                          Rental
         -----------                          ------
         1998                               $ 45,371
         1999                                 45,371
         2000                                 45,371
         2001                                 37,809
                                            --------
                                            $173,922
                                            ========

NOTE K - INCOME TAXES

The Components of the net deferred tax asset are as follows:

                           BioLok International Inc.

                          NOTES TO FINANCIAL STATEMENTS

                            October 31, 1997 and 1996

NOTE K - CONTINUED

                                                    October 31,
                                              ----------------------
                                               1997            1996
                                               -----          -----
         Deferred Tax Liability:
           Depreciation                       $  (2,500)   $  (9,600)
         Deferred Tax Assets:
           Net Operating Loss Carry forward     345,000      605,000
                                              ---------    ---------
                                                342,500      595,400
         Valuation allowance                   (342,500)    (595,400)
                                              ---------    ---------
         Net Deferred Tax                     $      --    $      --
                                              =========    =========

At October 31, 1997, the Company has elected to carry forward net operating losses for federal and state income tax purposes of approximately $1,015,000, which are available to reduce future taxable income. The following details the net operating loss carry forwards at October 31, 1997 and expiration dates:

         Years                                       Amount
                                                     ------
         2010                                    $1,015,000
                                                 ----------
                                                 $1,015,500
                                                 ==========

NOTE L - COMMITMENTS AND CONTINGENT LIABILITIES

A suite for breach of contract an non-payment was filed against the Company in 1993 by a Clinician who was under contract with the Company as a consultant and collaborator. The Company has filed a counter suit for breach of contract, misrepresentation, and non-performance under "the contract. Amounts accrued as of October 31, 1996 and 1995 is $115,682, pending the outcome of the trial. A patent infringement suit was filed in Federal Court by the Clinician in the -first case herein in 'i995. The case is being defended due to shop rights and may come to trial late 1996. Subsequent events have led to full agreement between the Clinician and Company which was approved by the Bankruptcy Court and included as a part of the final plan of reorganization adopted.

In May 1996, the Company filed a lawsuit against a former officer and director pertaining to a complaint to set aside preferential or fraudulent transfer and for other relief. Subsequently, the former officer and director filed a counter suit against the Company for damages and repayment of debt obligations. The differences between the former officer and director and the Company have been settled via an agreement and approved by the Bankruptcy Court and included as a part of the final plan of reorganization adopted.

A suit for breach of contract and non-payment was filed against the Company in 1993 by an entity and individual who had a Master Distribution Agreement with the Company. The Company filed a counter suit for breach of contract. Amounts accrued as of October 31, 1997 and 1996 is $117,012. The case went to trial and the Company lost and a judgment for approximately $212,015 was granted which was subsequently compromised under the settlement of the Chapter 11.

                                                     M.A. CABRERA & COMPANY P.A.
                                      Certified Public Accountants & Consultants
                                                2 S. University Drive, Suite 330
                                                  Plantation, Florida 33324-3307
                                                       954/476-2008 800/226-1660
                                                                Fax 954/475-0809

                          INDEPENDENT AUDITORS' REPORT

To Board of Directors
BioLok International Inc.

We have audited the accompanying balance sheets of BioLok International Inc. as of October 31, 1997 and 1996 and the related statements of operations, stockholders' equity and cash flows for the years ended October 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioLok International Inc. as of October 31, 1997 and 1996 and the results of its operations and its cash flows for the years ended October 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.


M. A. Cabrera & Company, P.A.

Plantation, Florida
January 9, 1998

MANAGEMENT INFORMATION
================================================================================
                              SELECT FINANCIAL DATA
================================================================================
The following represents selected consolidated financial data regarding Bio-Lok International Inc. and Subsidiary operating results and financial position as of October 31, for financial comparison.

HISTORICAL RESULTS

                                                                     as of October 31,
        ($ in thousands except  --------------------------------------------------------------------------------------------------
         per share amounts)       1997        1996        1995        1994        1993       1992       1991       1990      1989
                                -------     -------     -------     -------     -------    -------    -------    -------   -------
INCOME STATEMENT DATA
Operating Results
NET SALES ...................   $ 1,406     $ 1,583     $ 1,373     $ 1,089     $ 1,351    $ 1,271    $   771    $ 1,166   $ 1,233
Cost of Goods Sold ..........       455         603         784         128         544        518        799        919     1,074
GROSS PROFIT ................       950         980         589         961         807        753        (28)       247       159
Selling Expenses ............       310         360         760         483           )
General & Administrative ....       636         530         663         693           )        491        510        400       506
                                                                                                                               583
Other Income & Extraordinary
          Items (loss) ......       729         (84)        (79)         14          13         45         24          0         0
NET INCOME ..................       734           6        (913)       (234)        303        288       (452)      (261)     (424)
Net Income per share ........   $   .04     $    --     $  (.09)    $  (.04)    $   .05    $   .04    $   (--)   $   (--)  $   (--)

PROFITABILITY RATIOS
As a percent of sales:
     Gross Profit ...........      67.6%       61.9 %      42.9 %      88.3 %      59.7 %     59.2 %     (3.6)%     21.1 %    12.9%
     Net Income (loss) ......      52.2         -0-       (66.5)      (21.5)       22.4       22.7      (58.6)     (22.4)    (34.4)
Return on average equity ....     141.9         (--)        (--)        (--)       64.0      180.0        (--)       (--)      (--)
Return on average invested
       capital (1) ..........      94.0         (--)        (--)        (--)       45.0      125.3        (--)       (--)      (--)

FINANCIAL CONDITION
Current Assets ..............   $ 1,677     $ 1,542     $ 1,365     $ 1,468     $   970    $   699    $   356          )
Net Fixed Assets ............       231         230         266         198         266        243        337          )       n/a
Total Assets ................     2,013       1,973       1,776       1,666       1,236        948        696          )
Current Liabilities .........       573       2,136       1,866       1,357         563        521        662          )
Long Term Debt ..............       643          76         130          39          48        106         34          )
Shareholders' Equity ........       796        (239)       (220)        270         625        321          0          )
Current Ratio ...............       2.9          .7          .7         1.1         1.7        1.3         .5
Long-term debt to equity ....        .8%        (.3)%       (.6)%      14.6%        7.7%      33.0%       (--)%

OTHER DATA
Working Capital .............   $ 1,104     $  (594)    $  (501)    $   111     $   406    $   178    $   307          )
Cash flow from operations ...         4          21        (589)       (217)        176        150        n/a          )
Capital expenditures ........      (194)        (97)       (290)         19         103          8          0          )       n/a
Depreciation and amortization       102          89          79          87          80         77         75          )
Number of employees .........        20          17          25          26          13         13         18          )

--------------------------------------------------------------------------------

(1) Net income plus after-tax interest expense divided by average long-term debt and equity.

COMPARATIVE QUARTERLY RESULTS FOR 1996 TO 1995.               ($ in thousands)

                                                            1997       1996
                                                          -------    -------
Fourth Quarter Ending October 31,
         Net Sales ....................................   $   304    $   339
         Gross Profit .................................       206        234
         Return from Operations .......................       (57)       (11)
         Net Income ...................................       (59)       (36)
         Total Assets .................................     2,013      1,973

Third Quarter Ending July 31,
         Net Sales ....................................   $   403    $   439
         Gross Profit .................................       256        268
         Return from Operations .......................         1         55
         Net Income ...................................       103         25
         Total Assets .................................     1,972      1,992

Second Quarter Ending April 30,
         Net Sales ....................................   $   395    $   428
         Gross Profit .................................       268        232
         Return from Operations .......................        37         23
         Net Income ...................................       688        -0-
         Total Assets .................................     1,941      1,942

First Quarter Ending January 31,
         Net Sales ....................................   $   304    $   377
         Gross Profit .................................       220        246
         Return from Operations .......................        24         16
         Net Income ...................................         2         17
         Total Assets .................................     1,923      1,876


MARKET INFORMATION FOR COMMON STOCK

COMMON STOCK DATA

                                       1997       1996       1995       1994       1993       1992
                                     -------    -------    -------    -------    -------    -------
Dividends declares per share .....       -0-        -0-        -0-        -0-        -0-        -0-
Average shares o/s  (thousands) ..    17,316     12,403      9,739      6,661      6,492      6,005
Year-end book value per share ....   $   .02    $   .14    $   .17    $   .27    $   .10    $   .05
Number of shareholders at
year-end .........................       562*       480*       456*       418*       420*       416*

         *Note - does not include shareholders identified via stock held by a Brokerage Firm.

The Company's common stock is listed on the over-the-counter supplemental Pink Sheets. Very little stock trading activity was registered during 1997; hence, no composite stock price range can be reported for 1997 and 1996.

OFFICE OF THE CHAIRMAN

Peter Baronoff             -   Chairman of the Board

Bruce L. Hollander         -   Director and Chief Executive Officer

Ingo K. Kozak              -   Director, Chief Financial Officer and Secretary


BOARD OF DIRECTORS

Peter Baronoff,(1)                 Chairman of the Board
                                   Bio-Lok International Inc.

Carl H. Sadowsky(1)                Vice-Chairman of the Board
                                   Doctor of Medicine

Bruce L. Hollander,(1*)(2*)(3)     Chief Executive Officer
                                   Bio-Lok International Inc.

Ingo K. Kozak,(1)(3*)              Chief Financial Officer, and Secretary
                                   Bio-Lok International Inc.

Bruno Pletscher,(2)                Managing Director - PDS International Ltd.
                                   Director - Pro-Health Ltd.
                                   Executive Partner - Caribo Management Group Ltd.

Neil Smith,(2)                     Retired. Past Co-Chairman and Chief Financial Officer
                                   Express Shade, Inc.

Harold Weisman,                    Attorney at Law

Howard B. Koslow                   Chief Financial Officer
                                   Sun Capital, Inc.

-------------

Number denotes committee membership: (1) Executive Committee, (2) Compensation and Employee Benefits Committee, (3) Finance Committee, and * Chairperson for each committee.


OPERATING OFFICERS AND CORPORATE STAFF

Bruce L. Hollander         -   President

Ingo K. Kozak              -   Vice President - Finance

Patricio Nilo              -   Director International Sales

                              CORPORATE INFORMATION


HEADQUARTERS AND OFFICES
312 S. Military Trail, Deerfield Beach, Florida 33442; (954) 698-9998


TRANSFER AGENT AND REGISTRAR
Interwest Transfer Company, P.O. Box 17136, Salt Lake City, Utah 84117; tele.
(801) 272 - 9294. Notices regarding changes of address and inquiries regarding lost dividend checks, lost or stolen stock certificates and transfer of stock should be directed to the transfer agent.


COMMON STOCK
The common stock of Bio-Lok International Inc. is traded under the symbol BLII on the over-the-counter market. The stock is quoted periodically in the supplemental Pink Sheets.


INDEPENDENT ACCOUNTANTS
Lorow & Clay, P.A., Miami Lakes, Florida 33014 and M.A. Cabrera & Company P.A., Plantation, Florida 33324.


SEC FORM 10-K SB
A copy of the company's Annual Report on Form 10-K SB may be obtained free of charge by contacting Mr. Ingo K. Kozak, Corporate Secretary, at Bio-Lok International Inc., 312 S. Military Trail, Deerfield Beach, Florida 33442 (tele.
(954) 698 - 9998).


SHAREHOLDERS RELATIONS
For shareholders information please contact the Secretary or President of the corporation at (954) 698 - 9998.


FINANCIAL RELATIONS
For financial information please contact the Treasurer or President of the corporation at (954) 698-9998.


ANNUAL MEETING
The Annual Meeting of Shareholders will be held at 4:00 PM on Wednesday, April 22, 1998, at the headquarters of the corporation at 312 S. Military Trail, Deerfield Beach, Florida 33442; unless otherwise notified via PROXY Statement to be mailed.


AFFIRMATIVE ACTION
Bio-Lok International Inc. is an equal opportunity employer. Bio-Lok also supports affirmative action programs for minorities and women, including the economic development of business, education and training, and recruiting.

                                  FORM 10-Q SB

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

              (X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                     FOR THE QUARTER ENDED JANUARY 31, 1998

                                       OR

              ( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

              For the transition period from __________ to ________


                         Commission File No. 33-245-66-A


                           BIO-LOK INTERNATIONAL INC.
                           --------------------------
             (Exact name of Registrant as specified in its Charter)


              DELAWARE                                  65-0317138
  (State or other jurisdiction of                     (IRS Employee
   incorporation or organization)                   Identification No.)

                       312 S. MILITARY TRAIL
                      DEERFIELD BEACH, FLORIDA            33442
               (Address of principal executive offices) (Zip Code)

        Registrant's Telephone number, including area code (954) 698-9998

                             ----------------------


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days.


                                             Yes  X  No
                                                -----

Indicate the number of shares outstanding of each of the Registrant's classes of Common Stock as of the latest practicable date.

             Class of Common Stock       Outstanding at January 31, 1998
             ---------------------       -------------------------------

                $.01 par value                   34,742,870 shares

                           BIO-LOK INTERNATIONAL INC.


                                      Index


                          Part I. Financial Information


                                                                          Page #

Item 1.  Financial Statements (Unaudited)

         Condensed Statements of Income for
         Three months ended January 31, 1998 and 1997                       3

         Condensed Balance Sheets for
         January 31, 1998 and October 31, 1997                              4

         Condensed Statements of Cash Flows for
         Three months ended January 31, 1998 and 1997                       5

         Notes to Condensed Consolidated Financial Statement                6

Item 2.  Management's Discussion and Analysis of Financial                  7

         Results of Operations                                              7

         Financial Condition                                                7


                           Part II. Other Information


Item 6.  Exhibits and Reports on Form 8-K                                   7

                          PART I. FINANCIAL INFORMATION


ITEM 1.  FINANCIAL STATEMENTS

                           BIO-LOK INTERNATIONAL INC.
                          Condensed Statement of Income
                                   (Unaudited)


                                    Three Months Ended
                                        January 31,
                              ----------------------------
                                   1998            1997
                              ------------    ------------
                                 ('000's)        ('000's)
Net Sales                     $        365    $        304

Cost of Goods Sold                     108              84
                              ------------    ------------

GROSS PROFIT                           257             220

Selling                                 87              69
Admin. & General Exp                   151             127
                              ------------    ------------
                                       238             196
                              ------------    ------------

Operating Income                        19              24

Interest Expense                        24               0
Other Income/Expenses                   (3)             22
                              ------------    ------------
                                        21              22
                              ------------    ------------

Income before Taxes                     (4)              2

Income Taxes                             0               0
                              ------------    ------------

NET INCOME                    $         (4)   $          2
                              ============    ============

Net Income Available to
   Common Share Owners        $        -0-    $          2
                              ============    ============

Net Income per Common Share   $        -0-    $        -0-
                              ============    ============

Dividends per Common Share    $        -0-    $        -0-
                              ============    ============
Average Common Shares
        Outstanding             34,742,870      13,953,913

            See Notes to Condensed Consolidated Financial Statements.

                           BIO-LOK INTERNATIONAL INC.
                            Condensed Balance Sheets
                                   (Unaudited)

                                        January 31,      October 31,
                                           1998             1997
                                        -----------      -----------
         ASSETS                          ('000's)         ('000's)
Current Assets
    Cash                                  $     2          $     4
    Accounts Receivable (Net)                 524              490
    Inventory                               1,197            1,163
    Other Current Assets                        0               20
                                          -------          -------
Total Current Assets                        1,723            1,677

Net Machinery & Equipment                     304              321
Other Assets                                   40               14
                                          -------          -------

TOTAL ASSETS                              $ 2,067          $ 2,013
                                          =======          =======


LIABILITIES & EQUITY
Current Liabilities
     Revolving Loan                       $   288          $   247
     Accounts Payable                         151              141
     Accrued Expenses                           0               15
     Current Portion of LTD                   171              171
     Other Current Payable                     67                0
                                          -------          -------
Total Current Liabilities                     677              574
                                          -------          -------

Long Term Debt                                598              643
                                          -------          -------
                                            1,275            1,217
Equity
    Common Stock - authorized
        50,000,000, par value $.01;
        outstanding 34,742,870 and
        34,742,870 shares respectively;       347              347
    Paid-in Capital                         1,650            1,649
    Retained Earnings                      (1,201)          (1,201)
    Retained Earnings - CY                     (4)               0
                                          -------          -------
Total Equity                                  792              796
                                          -------          -------

TOTAL LIABILITIES & EQUITY                $ 2,067          $ 2,013
                                          =======          =======


            See Notes to Condensed Consolidated Financial Statements.

                           BIO-LOK INTERNATIONAL INC.
                        Condensed Statement of Cash Flows
                                   (Unaudited)


                                            Three Months Ended
                                                January 31,
                                           --------------------
                                           1998            1997
                                           ----            ----
                                          (000,s)         (000's)
OPERATING ACTIVITIES:
  Net Income                               $ (4)           $  2

  Depreciation                               21              24
  Net Change in Operating Assets            (62)             37
  Net Change in Operating Liabilities        93             (49)
                                           ----            ----
  Net Cash Provided by Operating             48              14
                                           ----            ----

FROM INVESTING ACTIVITIES:
  Property, Plant & Equipment                (4)             (3)
                                           ----            ----
  Net Cash Used for Investing Activities     (4)             (3)
                                           ----            ----

FROM FINANCING ACTIVITIES:
  Increase in Long Term Debt                (46)             (3)
                                           ----            ----
  Net Cash Used for Financing Activities    (46)             (3)
                                           ----            ----
NET INCREASE (DECREASE) IN CASH            $ (2)           $  8

      Cash - Beginning of Period              4               1
                                           ----            ----
      Cash - End of Period                 $  2            $  9
                                           ====            ====


      Interest Paid                        $-0-            $-0-

      Income Taxes Paid                    $-0-            $-0-


            See Notes to Condensed Consolidated Financial Statements.

                           BIO-LOK INTERNATIONAL INC.
                     Notes to Condensed Financial Statement
                                   (Unaudited)

NOTE A - BASIS OF PRESENTATION
The financial statements represent the accounts of Bio-Lok International Inc. ("Bio-Lok") (f/k/a American BioDental Corporation).

NOTE B - NATURE OF BUSINESS
Bio-Lok is a manufacturer and distributor, both domestic and internationally, of precision dental implants, related prosthetics and devices, associated tools, and irrigated drills to the dental market. The Company markets its product line direct to the end user and via distributors.

Revenues are attributable to the manufacturing operation, distribution agreements negotiated, marketing efforts of the Company, and are recorded as a receivable due when the goods are shipped.

NOTE C - INVENTORIES
Inventories are stated at the lower of average or market cost. Inventories at January 31, 1997 and October 31, 1996 consisted of the following:

                                     January 31, 1998          October 31, 1997
                                    ------------------        -----------------
Raw Materials & Supplies               $     24,017              $     31,748
Consumable Tools                             35,000                    35,000
Work in Process                             380,996                   445,340
Finished Goods                              756,934                   650,957
                                       ------------              ------------
                                       $  1,196,947              $  1,163,045
                                       ------------              ------------

The inventory increase for the quarter was $33,902 and reflected the increased build up of new products for the Micro-Lok Implant System - i.e. new cylinder implant, and new implant platform and related prosthetics.

NOTE D - SUMMARIZED INCOME STATEMENT DATA OF BIO-LOK INTERNATIONAL INC.
At January 31, 1998, the income statement represents Bio-Lok. For 1997 the summarized income statement consists of Bio-Lok and its wholly owned subsidiary Minimatic Implant Technology, Inc. The subsidiary was merged into Bio-Lok effective March 1997.

NOTE E - CHANGE IN BUSINESS ACTIVITY
In January 1996, ABDC's (n/k/a Bio-Lok) Directors recommended and the Directors of Minimatic approved and placed Minimatic into bankruptcy - Chapter XI reorganization. Additionally, effective April 10, 1996, American BioDental Corporation was also placed under the protection of a Chapter XI filing. The Directors filed the bankruptcy to protect Minimatic and ABDC from outstanding legal lawsuits and delayed payments of debtors both secured and unsecured.

Effective February 12, 1997, the Plan of Reorganization filed by the Companies was approved by the Court. The Companies have operated under the Plan of Reorganization successfully and the Chapter XI file was closed January 23, 1998.


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                              RESULTS OF OPERATIONS
VOLUME
Net volume (sales/revenues) for the quarter increased by 20% over the comparable quarter prior year. The increase was due to a continued strong demand in international sales.

COST OF GOODS SOLD AND GROSS PROFIT
Cost of goods sold and gross profit margins as related to net sales decreased by 10% over the comparable quarter prior year. The increase in cost of goods sold is a direct result added costs having been incurred in bringing a new CNC machine on-line.

SELLING, ADMINISTRATIVE & GENERAL EXPENSES
Selling expenses have increased by 6% over the comparable period prior year due to staff additions and increased marketing costs being incurred in building the domestic market.

Administrative and General expenses reflected no change over the same period prior year. The Company has been able to maintain its costa as a percent of sales.

NET INCOME
Net income for the quarter was a loss of $4K compared to a profit of $2K for the comparable period prior year. The lower net income is attributable to the interest expenses being incurred as a result of the recapitalization of debt of the Plan of Reorganization.


                               FINANCIAL CONDITION

NET CASH FLOW PROVIDED BY OPERATIONS
Cash flow provided decreased slightly for the period. Cash flow is continually effected by the slow growth in domestic sales and the costs incurred for the marketing efforts spent.

FINANCING
No new financing activities has been entered into for the quarter.




                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

        (a) Exhibits:   NONE
        (b) Reports on Form 8-K:  NONE


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                        BIO-LOK INTERNATIONAL INC.
                        (Registrant)


Date: March 14, 1998   By       /s/ Ingo K. Kozak
                                ---------------------------
                                Ingo K. Kozak
                                Chief Financial Officer and
                                Vice President - Finance